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Exhibit 99.1



                REVLON WORLDWIDE CORPORATION INTENDS TO DEFEASE
                    SENIOR SECURED DISCOUNT NOTES DUE 1998


         New York, NY-February 21, 1997-Revlon Worldwide Corporation ("Revlon Worldwide") announced today that it intends to defease its Senior Secured Discount Notes Due 1998 (the "1998 Notes") with funds obtained through a capital contribution. The capital contribution will be made by a newly formed holding company of Revlon Worldwide with the proceeds from the issuance of a new series of its senior secured discount notes (the "Notes") together with funds provided by MacAndrews & Forbes Holdings Inc. No sale of Revlon, Inc. stock is contemplated.

         Revlon Worldwide is a holding company whose only significant asset is approximately 83.1% of the shares (representing approximately 97.4% of the voting power) of common stock of Revlon, Inc. The offering of the Notes will not be registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Contact:          James T. Conroy
                  212-572-5980



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